Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement Form S-8 pertaining to the Victoria’s Secret & Co. 2021 Stock Option and Performance Incentive Plan of our report dated April 16, 2021, with respect to the combined financial statements of Victoria’s Secret & Co. included in its Registration Statement on Form 10 (No. 001-40515) filed with the Securities and Exchange Commission on June 21, 2021, as amended.

/s/ Ernst & Young LLP

Grandview Heights, Ohio

August 3, 2021